                                                                    EXHIBIT 99.1

                             Resignation of Director

         LITTLE ROCK, Ark. -- (Business Wire) -- February 22, 2005 -- ThermoEnergy Corporation announces that on February 10, 2005, Jerald H. Sklar resigned as a director and as counsel to the corporation. Dennis C. Cossey, the Chairman and Chief Executive Officer of ThermoEnergy Corporation, said:
"ThermoEnergy Corporation appreciates the sterling service it has received from Jerry Sklar over a period of many years. We will miss his guidance and judgment." Mr. Cossey also said that the Board of Directors would begin a search for potential candidates to fill the vacancy on the Board of Directors created by Mr. Sklar's resignation.

ABOUT THERMOENERGY

         Founded in 1988, ThermoEnergy is an integrated technologies company that is seeking to commercialize municipal and industrial wastewater treatment and power generation technologies to which it has the rights. Additional information on the Company and its technologies can be found on its website at www.thermoenergy.com.

         THIS PRESS RELEASE INCLUDES STATEMENTS THAT MAY CONSTITUTE "FORWARD LOOKING" STATEMENTS, USUALLY CONTAINING THE WORD "BELIEVE," "ESTIMATE," "PROJECT," "EXPECT" OR SIMILAR EXPRESSIONS. FORWARD LOOKING STATEMENTS INHERENTLY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE FORWARD LOOKING STATEMENTS. FACTORS THAT WOULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, CONTINUED ACCEPTANCE OF THE COMPANY'S PRODUCTS AND SERVICES IN THE MARKETPLACE, COMPETITIVE FACTORS, CHANGES IN REGULATORY ENVIRONMENTS AND OTHER RISKS DETAILED IN THE COMPANY'S PERIODIC REPORT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. BY MAKING THESE FORWARD LOOKING STATEMENTS, THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE THESE STATEMENTS FOR REVISIONS OR CHANGES.

---------------------------------
Contact:
  ThermoEnergy Corporation
  For Technology
  Alex Fassbender, 509-375-0847
  or
  For Corporate
  Dennis C. Cossey, 501-376-6477
  www.thermoenergy.com